UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2023 (September 21, 2023)

SHOE CARNIVAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Indiana	0-21360	35-1736614
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7500 East Columbia Street Evansville, Indiana		47715
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (812) 867-4034

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SCVL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 25, 2023, Shoe Carnival, Inc. (the “Company”) announced that the Company and Erik Gast, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, mutually agreed that Mr. Gast would leave the Company to pursue other opportunities, effective as of September 25, 2023. Mr. Gast and the Company had discussed having the Chief Financial Officer position, which is currently based in the Company’s Fort Mill, South Carolina office, spend substantially more time working from the Company’s Evansville, Indiana headquarters, and Mr. Gast was not supportive of this change. Mr. Gast’s departure was not related to any disagreement between Mr. Gast and the Company relating to the Company’s financial reporting or condition, operations, policies or practices.

On September 22, 2023, the Board of Directors of the Company appointed Patrick C. Edwards to serve as the Company’s Senior Vice President, Chief Financial Officer, Secretary and Treasurer, effective as of September 25, 2023, to succeed Mr. Gast. Mr. Edwards was also designated as the Company’s principal financial officer, effective as of September 25, 2023, and will continue to serve as the Company’s principal accounting officer. Mr. Edwards, age 51, has served as the Company’s Vice President, Chief Accounting Officer and Corporate Controller since March 2021. He has also served as the Company’s Secretary since June 2021 and was the Company’s Assistant Secretary from December 2019 to June 2021. From October 2019 to March 2021, Mr. Edwards served as the Company’s Vice President and Corporate Controller. Prior to joining the Company, Mr. Edwards was Vice President of Accounting for CenterPoint Energy, Inc. from February 2019 to August 2019 following its acquisition of Vectren Corporation (“Vectren”). For Vectren, Mr. Edwards held various leadership roles in the accounting, audit and finance functions from February 2001 through February 2019, including Vice President and Treasurer from April 2017 to February 2019 and Vice President of Corporate Audit from August 2013 to April 2017. Prior to joining Vectren, Mr. Edwards worked in public accounting. Mr. Edwards is a Certified Public Accountant.

On September 22, 2023, the Compensation Committee of the Board of Directors approved an increase in Mr. Edwards’ annual base salary to $366,000 in connection with his promotion. No other changes were made to Mr. Edwards’ compensation.

There are no family relationships between Mr. Edwards and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Further, there are no arrangements or understandings between Mr. Edwards and any other person pursuant to which he was selected to become the Senior Vice President, Chief Financial Officer, Secretary and Treasurer of the Company.

Mutual Separation Agreement with Mr. Gast

In connection with his departure, Mr. Gast and the Company entered into a Mutual Separation Agreement, dated September 21, 2023 (the “Agreement”). Pursuant to the terms of the Agreement, Mr. Gast will receive (i) a one-time lump sum payment of $566,000, payable within 30 days after the effective date of the Agreement; and (ii) monthly payments equal to his monthly COBRA premium, which payments will be made for the shorter of 18 months or the date Mr. Gast becomes eligible for group health insurance coverage benefits with a new employer. Mr. Gast will remain eligible to receive reimbursement of certain relocation expenses in connection with relocating his residence to the Fort Mill, South Carolina area up to a maximum reimbursement of $100,000, which includes any amounts already reimbursed to him, plus an amount equal to any additional out-of-pocket federal, state and local income taxes incurred in connection with such reimbursement. Mr. Gast will also forfeit all of the unvested restricted stock units and performance stock units that were granted to him under the Company’s 2017 Equity Incentive Plan.

Mr. Gast also agreed to a general release of claims against the Company and reaffirmed his post-employment non-competition, non-disclosure, non-disparagement and related restrictive covenants and obligations under his Employment and Noncompetition Agreement dated March 14, 2023.

The foregoing description of the Agreement is intended only as a summary and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.    Regulation FD Disclosure.

The following information shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

A copy of the press release issued by the Company on September 25, 2023, announcing Mr. Gast’s departure and the appointment of Mr. Edwards as the new Senior Vice President, Chief Financial Officer, Secretary and Treasurer of the Company, is furnished as Exhibit 99.1, and the information set forth therein is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Exhibits
10.1	Mutual Separation Agreement, dated September 21, 2023, by and between the Company and Erik Gast

99.1	Press Release of the Company dated September 25, 2023

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOE CARNIVAL, INC.
(Registrant)

Date:	September 25, 2023	By:	/s/ Mark J. Worden
Mark J. Worden
President and Chief Executive Officer